Exhibit 99.1
Contacts:
Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Announces Accelerated Share Repurchases

JACKSONVILLE, Fla., November 8, 2018 – Rayonier Advanced Materials Inc. (NYSE: RYAM, the "Company") announced today that it has entered into an accelerated share repurchase ("ASR") agreement with JPMorgan Chase Bank, National Association ("JPMorgan"), to repurchase an aggregate of $25 million of the Company's common stock. The ASR is being implemented under the Company's share repurchase authorization of up to $100 million, which was announced in February of 2018.

"This ASR is consistent with our disciplined and balanced capital allocation strategy for our significant free cash flow," said Paul G. Boynton, Chairman, President and Chief Executive Officer. "Upon completion of the ASR, we will have repurchased a total of $40 million of the $100 million repurchase authorization provided by our Board."

Approximately 1.5 million shares of the Company's common stock to be repurchased under the transaction will be received by the Company on November 13, 2018. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company's common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms of the ASR agreement, and is expected to be completed prior to or during the first quarter of 2019. At settlement, under certain circumstances, JPMorgan may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of its common stock or may elect to make a cash payment to JPMorgan.

The ASR agreement contains customary terms for these types of transactions, including the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery upon settlement, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be cancelled prior to the scheduled maturity and various acknowledgements, representations and warranties made by the Company and JPMorgan to one another.

About Rayonier Advanced Materials

Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals. The Company also manufactures products for lumber, paper and packaging markets. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials employs approximately 4,200 people and generates approximately US$2 billion of pro forma revenues. More information is available at www.rayonieram.com.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials' future or expected events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

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